Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Nos. 333-121942, 333-136739, and 333-138735) on Form S-3 and (Nos. 333-162807, 333-146459, 333-126834, 333-75728, 333-44907 and 333-30396) on Form S-8 of Iteris, Inc. of our report dated June 11, 2012, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Iteris, Inc. for the year ended March 31, 2012.

/s/ McGladrey LLP
Irvine, California
June 11, 2012